Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

ELEPHANT TALK COMMUNICATIONS CORP

9% UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

Principal: US $30,000	Issuance Date: December 18, 2015

FOR VALUE RECEIVED, Elephant Talk Communications Corp, a Delaware Company (the “Company”), promises to pay to [                                          ] (hereafter, together with any subsequent holder hereof, called “Holder”), the “Principal” noted above (the “Principal”), payable on December 18, 2018 (the “Maturity Date”). This convertible note is a duly authorized issue of the Issuer, purchased by the initial Holder in the Issuer’s 2015 private unit offering pursuant to certain Private Placement Memorandum dated December 2, 2015 (the “Memorandum”) and designated as its “2015 Convertible Note” (referred to herein as the “Note”). This Note is issued as part of a “Unit”, each Unit is comprised of one Note in the principal amount of $30,000 and one five-year warrant (“Warrant”) to purchase one hundred thousand (100,000) shares of Common Stock, at a Unit Price of $30,000. Capitalized terms used herein but not defined herein shall have the meaning ascribed to it in the Memorandum.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.          Principal Repayment. The outstanding Principal of this Note shall be payable on the Maturity Date, unless this Note has been earlier converted as described below.

2.          Interest. Interest (the “Interest”) shall accrue on the unpaid Principal of this Note from the date hereof until such Principal is repaid in full at the rate of nine percent (9%) per annum, payable on each anniversary of the Issuance Date. All computations of the interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. All accrued but unpaid Interest shall be paid to the Holder upon: (a) the Automatic Conversion, (b) a Voluntary Conversion and (c) the Maturity Date according to the terms hereof. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the Principal of this Note without prepayment premium or penalty.

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3.          Ranking. The obligations of the Company under this Note shall rank junior with respect to the indebtedness outstanding under that certain Credit Agreement, dated as of November 17, 2014, by and among Elephant Talk Europe Holding B.V., as the Borrower, the Company, as the Parent and Guarantor, the other Subsidiaries of the Parent, from time to time party hereto as Guarantors, the Lenders from time to time party hereto and Atalaya Administrative LLC, as Administrative Agent and Collateral Agent, as amended from time to time (the “Atalaya Credit Agreement”) and that certain note in the principal amount of $ 2 million issued to Cross River; provided further, however, that this Note shall rank pari passu with respect to all other Notes issued pursuant to the Memorandum and senior to all other indebtedness of the Company.

4.          Conversion.

(a)          Mandatory Conversion. In the event the closing price of the Company’s common stock (“Common Stock”), par value $0.0001, exceeds $1.00 (subject to adjustment after the Issuance Date for any events set forth in 4(d)(i) below) for ninety (90) consecutive calendar days prior to the Maturity Date, the Principal of this Note then outstanding (excluding all accrued but unpaid interest thereon) shall automatically convert (the “Mandatory Conversion”) into shares of common stock of the Company at a conversion price of $0.30, subject to further adjustment for the events referred to in Section 4(d) (the “Conversion Price”). The Mandatory Conversion shall be effected upon the date which is ten trading days after the ninety consecutive trading day referenced above (the “Mandatory Conversion Date”). The Company shall provide the Holder with written notice of the Mandatory Conversion Date at least ten trading days prior to such date and the Holder shall be permitted to make a voluntary conversion pursuant to Section 4(b) during such period.

(b)          Voluntary Conversion. Each holder of the Notes shall have the right, exercisable at any time prior to the Maturity Date, to convert the principal amount then outstanding into shares of Common Stock, at the Conversion Price. In addition, upon a voluntary conversion prior to the Maturity Date 50% of the interest that would have been payable between the date of the voluntary conversion and the Maturity Date (the “Unpaid Interest Amount”) shall be converted into (i) such number of shares of Common Stock equal to the 50% of Unpaid Interest Amount at the Conversion Price (the “Unpaid Interest Shares”) and (ii) warrants to purchase such number of shares of Common Stock equal to 100% of the Unpaid Interest Shares with an exercise price of $.45 per share (the “Unpaid Interest Warrants”).

(c)          Mechanics of Conversion. The Company shall give notice to the Holder of the Mandatory Conversion. Upon the Mandatory Conversion Date, this Note shall automatically become a right to receive the shares of Common Stock. The Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent to issue such required number of securities upon the Mandatory Conversion, which securities shall be delivered to the Holder within five (5) trading days of the Mandatory Conversion Date. In connection with a Voluntary Conversion, the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit I and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate against delivery of the certificates presenting the new securities of the Company. The Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent to issue such required number of securities as set forth in the Conversion Notice, which securities shall be delivered to the Holder within five (5) trading days of the delivery of the Conversion Notice.

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(d)          Adjustments to Conversion Price.

(i)          Adjustments for Stock Splits and Combinations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Conversion Price shall be proportionately adjusted. Any adjustments under this Section 4(d)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(ii)                  Merger Sale, Reclassification, Etc. In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other Company the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note on a voluntary basis pursuant to Section 4(b) immediately prior thereto.

(iii)        Subsequent Equity Sales within first 24 Months of Issuance Date.  If, within 24 months after the Issuance Date while this Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 4(d) in respect of an Exempt Issuance.   The Company shall notify the Holders in writing, no later than the trading day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(d), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by the Board of Directors, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issuance Date, provided that such securities have not been amended since the Issuance Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) restricted shares of Common Stock without any registration rights issued in satisfaction of up to $200,000 in pre-Closing indebtedness and trade payables.

(iv) Subsequent Equity Sales within 12 months after first 24 Months of Issuance Date.  If, within 12 months after 24 months after the Issuance Date while this Note is outstanding, in the event of the Dilutive Issuance, then the Conversion Price shall be reduced and only reduced by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance.

(e) Adjustment Certificate. When any adjustment is required to be made in this Note or the Conversion Price under this Section, the Company shall promptly mail to the Holder a certificate setting forth a brief statement of the facts requiring such adjustment and the Conversion Price after such adjustment.

(f)          Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

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(g) Limitations on Exercises.

(i)                       Beneficial Ownership. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Registered Holder hereof to the extent (but only to the extent) that the Registered Holder or any of its affiliates would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Registered Holder or any of its affiliates) and of which such securities shall be convertible (as among all such securities owned by the Registered Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for, conversion. No prior inability to conversion this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph. For any reason at any time, upon the written or oral request of the Registered Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Registered Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or conversion of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Securities Purchase Agreement.

(ii)         Principal Market Regulation. In order to comply with the rules and regulations of the NYSE MKT, LLC (the “Principal Market”), the Company shall not issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would, when added to the number of shares issued pursuant to the Warrant, exceed 32,324,456[1] shares of Common Stock in the aggregate (the “Exchange Cap”), based upon the total issued and outstanding number of shares of common stock as of the preceding trading day of the Issuance Date, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount. For so long as the Exchange Cap is applicable, no Registered Holder shall be issued in the aggregate, upon conversion of any Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (1) the Purchase Price paid by such Registered Holder pursuant to the Subscription Agreement divided by (2) the Purchase Price paid by all Registered Holders pursuant to the Securities Purchase Agreement (with respect to each Registered Holder, the “Exchange Cap Allocation”). In the event that any Registered Holder shall sell or otherwise transfer any of such Registered Holder’s Notes, the transferee shall be allocated a pro rata portion of such Registered Holder’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions in this Section 4(g)(ii) shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder’s Notes, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder's conversion or exchange in full of such Notes shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such holder.

5.          Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

1 Such number represents 20% of total issued and outstanding shares of Common Stock as of December 2, 2015, minus one share.

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(a)          Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise, or shall fail to issue any securities upon the mandatory or voluntary conversion provisions within five trading days after such securities are issuable pursuant to Section 4 of this Note; or

(b)          Default in Covenants. The Company shall default in the observance or performance of the affirmative or negative covenants set forth in the Offering Documents; or

(c)          Bankruptcy. The Company shall: (a) admit in writing its inability to pay its debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(d)          Judgments.         Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company, the Company’s subsidiaries in an amount equal to the Minimum Amount and the same remains unsatisfied or unbonded for more than thirty (30) days; or

(e)          Transfer of Assets.         Any sale, transfer, assignment, conveyance, lease or other disposition (whether in one transaction or in a series of transactions) of a substantial portion of the assets of the Company (equal to or greater than 51% of same) (whether now owned or hereafter acquired), without the prior written consent of the Holder, which consent shall not be unreasonably withheld; or

(f)          Non-Compliance; Breach of Representations and Warranties. The Company fails to comply with, observe or perform as and when required any representation, warranty, conditions or agreement or any other provision contained in the Offering Documents to be complied with or in connection with any breach of the representations and warranties contained in the Offering Documents;

then, and so long as such Event of Default is continuing for a period of five (5) business days in the case of non-payment under Section 5(a) and for a period of thirty (30) calendar days in the case of events under Sections 5(b) through 5(f) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company: (i) all amounts then unpaid under this Note, including accrued but unpaid interest, shall bear interest at the default rate of fifteen percent (15%) per annum; and (ii) all obligations of the Company under this Note shall be immediately due and payable (except with respect to any Event of Default set forth in Section 5(c) hereof, in which case all obligations of the Company under this Note shall automatically become immediately due and payable without the necessity of any notice or other demand to the Company) without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity.

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6.          Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a)          Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

(b)          Books of Account. Keep its books of account in accordance with good accounting practices.

(c)          Insurance. Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

(d)          Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject.

(e)          Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

(f)          Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock and issuable upon the voluntary conversion of this Note to provide for the issuance of all of the shares (including the shares issuable for the Unpaid Interest Amount). Prior to complete conversion of this Note, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally.

(g)          Use of Proceeds. The proceeds of this Note and the similar notes in this Offering will be used for the purposes described in the Memorandum.

7.          Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.

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8.          Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such indemnity as may be reasonably required by the Company to hold the Company harmless.

9.          Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

10.         Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

11.         Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. . Interest and principal are payable only to the registered Holder of this Note on the books and records of the Company.

12.         Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

13.         Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party thereto:

If to the Company, to:

Elephant Talk Communications Corp

100 Park Avenue

New York, NY 10017

Tel: 31 20 635916

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With a copy to:

Barry I. Grossman, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Tel: (212) 370-1300, Fax: (212) 370-7889

If to the Holder:

The address set forth in the Subscription Agreement

14.         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflicts of laws.

15.         Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York Supreme Court, County of New York, or in the United Stated District Court for the Southern District of New York. The parties hereto hereby: (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

16.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

17.         Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

ELEPHANT TALK COMMUNICATIONS CORP

By:
	Name:	Robert Harold (Hal) Turner
	Title:	Executive Chairman of the Board

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Exhibit I

ELEPHANT TALK COMMUNICATIONS CORP

CONVERSION NOTICE

Reference is made to the 9% Unsecured Convertible Promissory Note in the original principal amount of $___________ of Elephant Talk Communications Corp, a Delaware Company (the “Company”), issued to the undersigned (the “Note”). In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert the entire outstanding principal amount due and owing under the Note, together with all accrued but unpaid interest thereon, into shares of Common Stock, no par value per share, of the Company (the “Common Stock”), by tendering the original of the Note for cancellation.

Please confirm the following information:

Principal Amount Outstanding

under the Note:

Accrued but unpaid interest

under the Note:________________________

Conversion Price:

Number of shares of Common Stock

to be issued: _________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Address:

Facsimile Number:

Authorization:

By:
Title:

Dated: ________________________

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